UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 29, 2004
Date of Report

(Date of earliest event reported)

HCC Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-20766 (Commission File Number)	76-0336636 (I.R.S. Employer Identification No.)

13403 Northwest Freeway
Houston, Texas 77040-6094
(Address of principal executive offices, including zip code)

(713) 690-7300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
Underwriting Agreement
Opinion of Haynes and Boone, LLP
Press release dated November 29, 2004

Item 8.01.  Other Events.

On January 22, 2002, the Securities and Exchange Commission (“SEC”) declared effective the Registration Statement previously filed by HCC Insurance Holdings, Inc. (the “Company”) on Form S-3, File No. 333-76122 (the prospectus of which, pursuant to Rule 429 of the Securities Act of 1933, as amended, also relates to $427,500,000 of unsold securities under the Company’s registration Statement on Form S-3, File No. 333-58350) (the “Registration Statement”). The Registration Statement offered, pursuant to Rule 415 under the Securities Act of 1933, as amended, up to an aggregate of $750,000,000 in securities of the Company. The Registration Statement and the definitive prospectus contained therein are collectively referred to herein as the “Prospectus.”

On November 30, 2004, the Company filed with the SEC a supplement to the Prospectus. The prospectus supplement relates to the issuance and sale in an underwritten public offering of 3,000,000 shares of the Company’s common stock and up to an additional 450,000 shares if the underwriter exercises its over-allotment option in full. In connection with the filing of the prospectus supplement, the Company issued the press release attached as Exhibit 99.1. The offering was underwritten by Citigroup Global Markets Inc., on its own behalf and on behalf of and Raymond James & Associates, Inc. and Advest, Inc.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Title of Document

1.1	Underwriting Agreement dated November 29, 2004 by and between HCC Insurance Holdings, Inc. and Citigroup Global Markets Inc., on its own behalf and on behalf of and Raymond James & Associates, Inc. and Advest, Inc.

5.1	Opinion of Haynes and Boone, LLP

23.1	Consent of Haynes and Boone, LLP (included as Exhibit 5.1)

99.1	Press release dated November 29, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC Insurance Holdings, Inc.
	By:	/s/ Edward H. Ellis, Jr.
Dated: December 1, 2004		Edward H. Ellis, Jr.
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Title of Document

1.1	Underwriting Agreement dated November 29, 2004 by and between HCC Insurance Holdings, Inc. and Citigroup Global Markets Inc., on its own behalf and on behalf of and Raymond James & Associates, Inc. and Advest, Inc.

5.1	Opinion of Haynes and Boone, LLP

23.1	Consent of Haynes and Boone, LLP (included as Exhibit 5.1)

99.1	Press release dated November 29, 2004